UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 7, 2006

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We are filing this amended Form 8-K as an amendment to our Form 8-K filed on July 11, 2006, to correct a typographical error in Item 2.01 from June 7, 2006, to July 7, 2006. In addition, we will deconsolidate our financial statements in the future beginning on a date to be determined by the Company. An amended and restated report is included below.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On July 7, 2006, Signet Energy, Inc. (“Signet”) completed the sale of 16,293,000 shares of common stock of their company for a total purchase price of C$18,736,950. The shares were sold by Signet to an undisclosed number of individual investors in the United States and Canada pursuant to separate subscription agreements with Signet.  We have not and will not receive any of the consideration paid to Signet.

As a result of Signet’s sale of stock, we no longer control over 50% of the voting stock of Signet. In the future, our financial statements will no longer be consolidated with those of Signet.

Signet is currently the operator of the Sawn Lake Oil Sands Development in Alberta, Canada, pursuant to a farmout agreement we entered into in February 2005, with Deep Well Oil & Gas Inc. and Northern Alberta Oil Ltd., which was subsequently assigned to Signet in connection with the financing Signet completed in November 2005. The Sawn Lake Oil Sands Development has been estimated by two respected third-party petroleum-engineering firms to contain a total of 820 million to 1.2 billion barrels of oil resource in place, of which 10-13% is recoverable. Signet pays 80% of drilling costs for the first 10 wells to earn a 40% working interest, each well drilled earns Signet an interest in the field. One well has been drilled and completed, to date Signet has earned a 40% working interest in 6 sections. The Farm-in Agreement must be completed by February 25, 2008. Each of the two other 10% working interest partners pay their share of completion, production test and operating costs. The development consists of 69.5 contiguous sections covering 44,480 acres in the Sawn Lake area of Alberta, Canada. Further information about the business of Signet is contained in our Registration Statement on Form SB-2, filed with the Commission on May 24, 2006, and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(b)	Pro forma financial information

We will amend this report within 71 days of the filing of this report to include the pro forma information required by Article 11 of Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: July 11, 2006	By:	/s/ William Greene

William Greene Chief Financial Officer